UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 12, 2006

                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
------------------------  ------------------------  ----------------------------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

 2102 SW 2ND STREET, POMPANO BEACH, FLORIDA                         33069
 ------------------------------------------                      ----------
  (Address of principal executive office)                        (Zip Code)

                                 (954) 630-0900
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 8.01.     OTHER EVENTS.

On July 12, 2006, DHB Industries, Inc. (the "Company") signed a Memorandum of Understanding ("MOU") to settle the class action securities lawsuit against the Company and certain of its current and former directors and officers and others, as well as the shareholder derivative suit brought by shareholder Alvin Viray, both of which actions have been pending in the United States District Court for the Eastern District of New York.

The MOU provides that the class action will be settled for $34.9 million in cash, plus 3,184,713 shares of Company common stock. The derivative action will be settled in consideration of the Company adopting certain corporate governance provisions and paying $300,000 as attorneys' fees and expenses to lead counsel in the derivative action. The settlement amounts are required to be paid into escrow within ten business days of the MOU. All costs of the settlement and all attorneys' fees and expenses of class plaintiffs' counsel will be paid from the $34.9 million.

The proposed settlement is subject to, among other things, review and approval of the Court. There can be no assurance that the Court will approve the proposed settlement.

The press release issued by the Company on July 13, 2006 with respect to the MOU is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.
     (d)  Exhibits
          99.1     Press Release, dated July 13, 2006


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             DHB INDUSTRIES, INC.



                             By:      /S/ LARRY ELLIS   ______________
                                    Larry Ellis, President, CAO and Acting CEO

Dated:  July 13, 2006


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                                  EXHIBIT INDEX


                  99.1      Press Release, July 13, 2006.







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